Exhibit (23.2)


              Consents of independent certified public accountants


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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




     We hereby consent to the use in this Registration Statement on Form S-8 of Metropolitan Health Networks, Inc. of our report dated August 12, 1996 to the financial statements of Metropolitan Health Networks, Inc.




                                            Kaufman, Rossin & Co., PA






Miami, Florida
August 12, 1997

























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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We hereby consent to the use in this Registration Statement on Form S-8 of our report dated July 25, 1996, relating to the financial statements of Datascan of Florida, Inc., which appears on page 53 of the Metropolitan Health Networks, Inc. Prospectus dated February 13, 1997.




                                                           GOLDSTEIN LEWIN & CO.







Boca Raton, Florida
August 13, 1997






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                              JESSE SMALL, P.A
                          CERTIFIED PUBLIC ACCOUNTS
              409 WEST HALLANDALE BEACH BOULEVARD - SUITE #415
                          HALLANDALE, FLORIDA  33009                         .
                            BROWARD (954) 458-2343
                              FAX  (954) 458-1056




August 13, 1997





            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNT


     We hereby consent to the use of this Registration Statement on Form SB-2 of our report dated August 20, 1996 relating to the financial statements of General Medical Associates, Inc., and subsidiaries, and to the reference to our Firm under the caption "Experts" in the Prospectus.





                                                  Jesse Small, C.P.A.

Hallandale, Florida
August 13, 19970*